UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 24, 2005

Rimage Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN (Address Of Principal Executive Offices)	55439 (Zip Code)

(952) 944-8144
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 9 are not applicable and therefore omitted.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Executive Officer Compensation

        On February 24, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Rimage Corporation (the “Company”) established goals for fiscal year 2005 for the Company’s cash incentive compensation program for executive officers. Executive officers are eligible for cash bonuses ranging from zero to two times their base salary, depending upon the Company’s financial performance, with achievement of the Company’s target goals for such officers relating to growth and earnings resulting in bonuses of 50% to 60% of base salary.

        On February 24, 2005, the Committee approved the salaries for 2005 for the Company’s executive officers. As part of the Committee’s policy of providing long-term incentives through grants of stock options to executive officers, the Committee also granted options to purchase the Company’s common stock to the executive officers under the Company’s Amended and Restated 1992 Stock Option Plan (the “Plan”). The stock options granted to the executive officers are ten-year incentive stock options that vest in three equal installments on the date of grant and each of the first two anniversaries of the date of grant thereafter, with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

        The following table summarizes the salaries for 2005 of the executive officers and the number of shares underlying the stock option awarded to the executive officers:

Executive Officer and Title	Annual Base Salary	Shares Underlying Stock Option Granted on February 24, 2005

Bernard P. Aldrich,	$275,000	30,000
Chief Executive Officer

Manuel M. Almedia	$225,000	25,000
Executive Vice President

David Suden	$220,000	20,000
Chief Technical Officer

Kenneth Klinck (1)	$180,000	10,000
Senior Vice President, Sales

Robert M. Wolf	$150,000	20,000
Chief Financial Officer

Konrad Rottermund	$148,000	10,000
Vice President, European Operations

_________________
(1)     Effective February 24, 2005, the Company’s Board of Directors determined that Mr. Klinck is not an “executive officer” within the meaning of Item 401(b) of Regulation S-K under the Securities Act of 1933, as amended.

Compensation to Non-Employee Directors

        Additionally, under the Plan, each non-employee director of the Company receives a non-qualified option to purchase 5,000 shares of common stock, or such other number of shares, not to exceed 15,000 shares, as determined from time to time by the Compensation Committee, at each Annual Meeting of Shareholders at which such director is elected or re-elected. On February 24, 2005, the Committee determined that each non-employee director of the Company elected or re-elected at the 2005 Annual Meeting of Shareholders would receive an option to purchase 15,000 shares of the Company’s common stock under the foregoing provisions of the Plan. The exercise price of all options automatically granted to non-employee directors under the Plan is equal to the fair market value of the Company’s common stock on the date of such annual meeting. All options automatically granted to non-employee directors under the Plan are fully exercisable six months from the date of grant. Options under the Plan are not transferable. An option granted to a non-employee director under the Plan expires at the earlier of (a) ten years from the date of grant or, (b) if the optionee ceases to be a director due to willful misconduct, as of the date of misconduct.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION
By: /s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date: March 2, 2005